Exhibit 4.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

Dated August 30, 2013

among

DS WATERS OF AMERICA, INC.

DS WATERS ENTERPRISES, INC.

THE GUARANTORS NAMED HEREIN

and

CREDIT SUISSE SECURITIES (USA) LLC

BARCLAYS CAPITAL INC.

JEFFERIES LLC

BMO CAPITAL MARKETS CORP.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of August 30, 2013 (the “Agreement”), among DS Waters of America, Inc., a Delaware corporation (the “Company” or the “Note Issuer”), DS Waters Enterprises, Inc., a Delaware corporation (“Holdings”), and the guarantors as set forth on Annex I hereto (the “Subsidiary Guarantors” and together with Holdings, the “Guarantors,” and the Guarantors together with the Company, the “Issuers”) and Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Jefferies LLC, acting as representatives (in such capacity, the “Representatives”) of the several purchasers (the “Initial Purchasers”) named in Schedule A to that Purchase Agreement, dated as of August 14, 2013 (the “Purchase Agreement”), by and among the Issuers and the Representatives, acting as representatives of the several Initial Purchasers.

This Agreement is entered into in connection with the Purchase Agreement which provides for the sale by the Note Issuer to the Initial Purchaser of $350,000,000 aggregate principal amount of the Note Issuer’s 10.000% Second-Priority Senior Secured Notes due 2021 (the “Notes”). The Notes will be fully and unconditionally guaranteed (the “Guarantees”) on a senior secured basis by the Guarantors. The Notes and the Guarantees together are herein referred to as the “Securities.” In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligations to purchase the Securities under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

1.	Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Additional Interest” shall have the meaning set forth in Section 2(e) hereof.

“Affiliate” shall mean with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

“Agreement” shall have the meaning set forth in the preamble.

“Business Days” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the place of payment.

“Closing Date” shall have the meaning ascribed thereto in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors and assigns.

“Effectiveness Date” shall mean the date of effectiveness of any Registration Statement.

“Effectiveness Target Date” means (i) with respect to an Exchange Offer Registration Statement or the Shelf Registration Statement required to be filed pursuant to Section 2(b)(i), the 365th day after the Closing Date and (ii) with respect to the Shelf Registration Statement required to be filed pursuant to Sections 2(b)(ii), (iii) or (iv), as promptly as possible after the 365th day after the Closing Date (or, in the case of 2(b)(iii) or (iv), the 60th day after the delivery of notice, if later than such 365th day after the Closing Date).

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Guarantees” shall mean the guarantees issued by the Guarantors under the Indenture containing terms identical to the Guarantees (except that the Exchange Guarantees will not contain restrictions on transfer) and to be offered to Holders of Guarantees in exchange for Guarantees pursuant to the Exchange Offer.

“Exchange Offer” or “Registered Exchange Offer” shall each mean the exchange offer by the Note Issuer of Exchange Securities for Transfer Restricted Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” shall mean the Exchange Notes and the Exchange Guarantees issued by the Issuers under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not contain restrictions on transfer) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“Guarantors” shall have the meaning set forth in the preamble.

“Holder” shall mean a holder of Transfer Restricted Securities, for so long as such holder owns any Transfer Restricted Securities, and each of such holder’s successors, assigns and direct and indirect transferees who become registered owners of Transfer Restricted Securities under the Indenture or who become beneficial owners of Transfer Restricted Securities, so long as in the case of beneficial owners, such owners have so notified the Company in writing; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers.

“Holdings” shall have the meaning set forth in the preamble and shall include Holdings’ successors and assigns.

“Indenture” shall mean the Indenture relating to the Securities dated the date hereof among the Note Issuer (as successor by merger to Crestview DS Merger Sub II, Inc.), the Guarantors and Wilmington Trust, National Association, pursuant to which the Securities are being issued, and as the same may be supplemented or amended from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Issuers” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Transfer Restricted Securities; provided that whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuers, or any of their respective Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; provided further that whenever the consent or approval of Majority Holders is required hereunder in connection with an offering pursuant to a Shelf Registration, such consent shall only be required of Holders of a majority of the aggregate principal amount of outstanding Transfer Restricted Securities included in the applicable Shelf Registration Statement.

“Note Issuer” shall have the meaning set forth in the preamble.

“Participating Broker-Dealer” shall have the meaning set forth in Section 4(a) hereof.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registration Default” shall have the meaning set forth in Section 2(e) hereof.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuers with this Agreement, including, without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Transfer Restricted Securities) (x) within the United States, (y) where the Holders are located, in the case of the Exchange Securities, or (z) as provided in Section 3(d) hereof, in the case of Transfer Restricted Securities to be sold by a Holder or Exchange Securities to be sold by an Affiliated Market Maker (as defined herein) pursuant to a Shelf Registration Statement, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, Securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuers and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders) and one counsel for any Affiliated Market Maker and (viii) the fees and disbursements of the independent public accountants of the Issuers, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and any Affiliated Market Maker (other than fees and expenses set forth in clause (vii) above) and underwriting discounts and commissions and out-of-pocket expenses incurred by the Holders and any Affiliated Market Maker and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder or Exchange Securities by an Affiliated Market Maker.

“Registration Statement” shall mean any registration statement of the Issuers that covers any of the Exchange Securities or Transfer Restricted Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Shelf Effectiveness Registration Default” shall have the meaning set forth in Section 2(h) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuers pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Transfer Restricted Securities (but no other securities unless approved by the Holders whose Transfer Restricted Securities are covered by such Shelf Registration Statement), or Exchange Securities, in the case of a shelf registration statement filed for the purposes of Section 2(b)(iii)(y) of this Agreement (an “Affiliated Market Making Registration Statement”), on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Subsidiary Guarantors” shall have the meaning set forth in the preamble.

“TIA” shall have the meaning set forth in Section 3(l) hereof.

“Transfer Restricted Securities” shall mean the Securities; provided, however, that the Securities shall cease to be Transfer Restricted Securities (i) when, in the case of a Holder of such Securities who was entitled to participate in the Exchange Offer, an Exchange Offer Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and either (a) such Securities shall have been exchanged pursuant to the Exchange Offer for Exchange Securities or (b) such Securities were not tendered by the Holder thereof in the Exchange Offer, (ii) when a Shelf Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (iii) when such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iv) when such Securities shall have ceased to be outstanding.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriters” shall have the meaning set forth in Section 3 hereof.

“Underwritten Offering” shall mean a registration in which Transfer Restricted Securities are sold to an Underwriter for reoffering to the public.

2.	Registration Under the 1933 Act.

(a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Issuers shall: prepare and use commercially reasonable efforts to file an Exchange Offer Registration Statement covering the offer by the Issuers to the Holders to exchange all of the Transfer Restricted Securities for Exchange Securities and use their respective commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective on or prior to the Effectiveness Target Date; have such Exchange Offer Registration Statement remain effective until the closing of the Exchange Offer; commence the Exchange Offer as soon as practicable after the Effectiveness Date; and keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to Holders pursuant to the next paragraph.

The Issuers shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

(i) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Transfer Restricted Securities validly tendered will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii) that any Transfer Restricted Security not tendered by a Holder who was eligible to participate in the Exchange Offer will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;

(iv) that Holders electing to have a Transfer Restricted Security exchanged pursuant to the Exchange Offer will be required to surrender such Transfer Restricted Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

(v) that Holders will be entitled to withdraw their election, not later than the close of business, New York City time, on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Transfer Restricted Securities delivered for exchange and a statement that such Holder is withdrawing such Holder’s election to have such Securities exchanged.

As soon as practicable after the last Exchange Date, the Issuers shall:

(i) accept for exchange Transfer Restricted Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Transfer Restricted Securities or portions thereof so accepted for exchange by the Issuers and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in principal amount to the principal amount of the Transfer Restricted Securities surrendered by such Holder; provided, that in the case of any Transfer Restricted Securities held in global form by a depositary, authentication and delivery to such depositary of one or more Exchange Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

Interest on each Exchange Note issued pursuant to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor or, if no interest has been paid on the such Note, from the Closing Date.

Each Holder (including, without limitation, each Participating Broker-Dealer (as defined below) who participates in the Exchange Offer will be required to represent to the Issuers, in writing (which may be contained in the applicable letter of transmittal) that: (i) any Exchange Securities acquired in exchange for Transfer Restricted Securities tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Securities, whether or not such recipient is a Holder of Transfer Restricted Securities, (ii) at the time of the commencement of the Exchange Offer, neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder has an arrangement or understanding with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities in violation of the provisions of the 1933 Act, (iii) the Holder is not an Affiliate of any Issuer or if it is an Affiliate, such Holder will comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable, (iv) if such Holder is not a Participating Broker-Dealer, that it has not engaged in, and does not intend to engage in, the distribution of Exchange Securities, and (v) if such Holder is a Participating Broker-Dealer, such Holder acquired the Transfer Restricted Securities as a result of market-making activities or other trading activities, that the Transfer Restricted Securities do not represent an unsold allotment from the original sale of the Transfer Restricted Securities and that it will comply with the applicable provisions of the 1933 Act with respect to resale of any Exchange Securities.

The Issuers shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than (i) that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency with respect to the Exchange Offer and no material adverse development shall have occurred with respect to the Issuers, (iii) all governmental approvals shall have been obtained, which approvals the Issuers deem necessary for the consummation of the Exchange Offer, (iv) the conditions precedent to the obligations of the Issuers under this Agreement shall have been fulfilled and (v) such other conditions as shall be deemed necessary or appropriate by the Issuers in their reasonable judgment.

(b) In the event that (i) the Issuers determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC, (ii) the Exchange Offer is not for any other reason consummated by the 365th day after the Closing Date, (iii) an Initial Purchaser (x) notifies the Issuers in writing on or before the 60th day after the consummation of the Exchange Offer that the Transfer Restricted Securities held by it were not eligible to be exchanged for Exchange Securities under the Exchange Offer, or (y) is or may be deemed to be an Affiliate of the Issuers and intends to make a market in the Exchange Securities, as part of its business in the ordinary course (an “Affiliated Market Maker”), or (iv) if any Holder is not entitled to participate in the Exchange Offer (as a result of being prohibited by law, SEC policy or otherwise) or is not able to resell the Exchange Securities acquired by such Holder in the Exchange Offer without delivering a prospectus in connection with such resale and so requests in writing on or prior to the 60th day after the consummation of the Exchange Offer, the Issuers shall, in each case, cause to be filed as soon as practicable after such event and shall use their commercially reasonable efforts to have a Shelf Registration Statement declared effective by the SEC by the Effectiveness Target Date; provided that (A) any Holder known to the Issuers who is not entitled to participate in the Exchange Offer because such Holder is an Affiliate of an Issuer, or (B) any Affiliated Market Maker known to the Issuers, shall in each case automatically be deemed to have requested on the date hereof that the Issuers cause to be filed a Shelf Registration Statement.

In the event the Issuers are required to file a Shelf Registration Statement solely as a result of the matters referred to in clauses (iii) or (iv) of the preceding sentence, the Issuers shall file and use their commercially reasonable efforts to have declared effective (unless it becomes effective automatically upon filing) by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Transfer Restricted Securities and a Shelf Registration Statement (which may be a combined

Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Transfer Restricted Securities held by such other Holders (or, in the case of an Affiliated Market Maker, with respect to offers and sales of Exchange Securities held by it) after completion of the Exchange Offer.

The Issuers agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the later of (x) the earliest of (i) the date that the Transfer Restricted Securities are permitted to be sold pursuant to Rule 144 (or any successor rule that permits the Transfer Restricted Securities to be eligible for resale without registration and without being subject to volume restrictions or public information requirements, but not Rule 144A) without any limitations under clauses (c), (e), (f) and (h) thereof, (ii) the date that is two years from the Closing Date, and (iii) the date on which all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, and (y) if there is an Affiliated Market Maker, the date such Affiliated Market Marker ceases to be an Affiliate of the Issuers (with such determination based upon a written opinion of outside counsel of national standing). The Issuers further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Issuers for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder or Affiliated Market Maker with respect to information relating to such Holder or Affiliated Market Maker, and to use their best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Issuers agree to furnish to the Holders of Transfer Restricted Securities and any Affiliated Market Maker copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Issuers shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the registration of such Holder’s Transfer Restricted Securities pursuant to the Exchange Offer Registration Statement or the Shelf Registration Statement, and any Affiliated Market Maker shall pay all transfer taxes, if any, relating to the registration of such Affiliated Market Maker’s Exchange Securities pursuant to an Affiliated Market Making Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Transfer Restricted Securities or the offering of Exchange Securities by any Affiliated Market Maker, pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Transfer Restricted Securities or Exchange Securities by an Affiliated Market Maker, as the case may be, pursuant to such Registration Statement may legally resume.

(e) As provided for in the Indenture, in the case of the events set forth in clauses (i), (ii) or (iii) below (each a “Registration Default”), the annual interest rate on the Securities will be increased (the “Additional Interest”):

(i) if an Exchange Offer Registration Statement or a Shelf Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Target Date;

(ii) if the Note Issuer and the Guarantors have failed to consummate the Exchange Offer within 30 Business Days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(iii) if an Exchange Offer Registration Statement or a Shelf Registration Statement has been declared effective and such Exchange Offer Registration Statement or Shelf Registration Statement ceases to be effective or useable at any time thereafter (unless all Securities have been validly exchanged or disposed of thereunder).

Additional Interest shall accrue on the principal amount of the Transfer Restricted Securities at a rate of 0.25% per annum for the first 90 days from and including the date on which any Registration Default occurs, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period (it being understood and agreed that, notwithstanding any provision to the contrary, so long as any Securities not registered under an Exchange Offer Registration Statement are then covered by an effective Shelf Registration, no Additional Interest shall accrue on such Securities); provided, however, that the Additional Interest rate on the Securities may not exceed in the aggregate 1.0% per annum; provided, further, however, that in no event shall the Issuers be obligated to pay Additional Interest under more than one of the Registration Defaults at any one time; provided, further, however, that in the case of Registration Defaults with respect to a Shelf Registration Statement under clauses (i) or (iii) above, it is expressly understood that Additional Interest should be payable only with respect to the Transfer Restricted Securities so requested to be registered if pursuant to Sections 2(b)(iii) or (iv) hereof.

Notwithstanding anything to the contrary, any Additional Interest payable under this Agreement shall cease to accrue on and after the earlier of (i) the date on which all Registration Defaults have been cured and (i) the date that is two years from the Closing Date (which, for the avoidance of doubt, shall not, however, affect the Issuers’ obligations hereunder to pay Additional Interest that has accrued to such date and that remains unpaid).

Notwithstanding the foregoing, no Additional Interest shall be payable with respect to any Registration Default of an Affiliated Market Making Registration Statement.

(f) Without limiting the remedies available to the Holders or any Affiliated Market Maker, the Issuers acknowledge that any failure by the Issuers to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders or any Affiliated Market Maker for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder or any Affiliated Market Maker may obtain such relief as may be required to specifically enforce the obligations of the Issuers under Section 2(a) and Section 2(b) hereof.

(g) No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities, and no Affiliated Market Maker may include any Exchange Securities, in any Shelf Registration unless and until such Holder or Affiliated Market Maker furnishes to the Issuers, in writing within 30 days after receipt of a request therefor, the information with respect to such Holder or Affiliated Market Maker specified in Items 507 and 508 (as applicable) of Regulation S-K under the 1933 Act and any other applicable rules, regulations or policies of the SEC for use in connection with any Shelf Registration or Prospectus included therein, on a form to be provided by the Issuers. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 2(e) hereof unless and until such Holder shall have provided all such information. Each selling Holder and any Affiliated Market Maker agrees to furnish promptly to the Issuers additional information to be disclosed so that the information previously furnished to the Issuers by such Holder or Affiliated Market Maker does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h) Additional Interest shall not accrue with respect to an event listed in Sections 2(e)(i) or (iii) hereof but only with respect to a Shelf Registration Statement (each, a “Shelf Effectiveness Registration Default”) if (i) such Shelf Effectiveness Registration Default under Section 2(e)(iii) hereof occurs because of the filing of a post-effective amendment to a Shelf Registration Statement to incorporate annual audited financial information with respect to the Issuers where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus, (ii) such Shelf Effectiveness Registration Default occurs in respect of a Shelf Registration because of the occurrence of other material events or developments with respect to the Issuers that would need to be described in such Registration Statement or the related Prospectus, and the effectiveness of such Registration Statement is reasonably required to be suspended while such Registration Statement and related Prospectus are amended or supplemented to reflect such events or developments, (iii) such Shelf Effectiveness Registration Default in respect of a Shelf Registration results from the suspension of the effectiveness of such Registration Statement because of the existence of material events or developments with respect to the Issuers or any of their respective

Affiliates, the disclosure of which the Issuers determine in good faith would have a material adverse effect on the business, operations or prospects of the Issuers, or (iv) such Shelf Effectiveness Registration Default in respect of a Shelf Registration results from the suspension of the effectiveness of such Registration Statement because the Issuers do not wish to disclose publicly a pending material business transaction that has not yet been publicly disclosed.

(i) Additional Interest due on the Securities pursuant to Section 2(e) hereof will be payable in cash semiannually in arrears on the same interest payment dates as the Securities, commencing with the first interest payment date occurring after any such Additional Interest commences to accrue.

(j) The Issuers shall notify the Trustee in writing within one Business Day after each and every date on which (i) an event occurs in respect of which Additional Interest is required to be paid and (ii) an event occurs in respect of which Additional Interest ceases to be required to be paid.

3.	Registration Procedures.

In connection with the obligations of the Issuers with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Issuers shall:

(a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Issuers and (y) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Securities by the selling Holders thereof or for the sale of the Exchange Securities by any Affiliated Market Maker, as applicable, and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and, except for such periods as to which Additional Interest does not accrue pursuant to Section 2(h) hereof, cause each Prospectus to be supplemented by any prospectus supplement required by applicable law and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Transfer Restricted Securities or Exchange Securities.

(c) in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Securities or any Affiliated Market Maker, to counsel for the Holders or any Affiliated Market Maker and to each Underwriter of an Underwritten Offering of Transfer

Restricted Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder, Affiliated Market Maker or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Transfer Restricted Securities or Exchange Securities, as applicable; and the Issuers consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Transfer Restricted Securities, any such Affiliated Market Maker and any such Underwriters in connection with the offering and sale of the Transfer Restricted Securities or Exchange Securities, as applicable, covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(d) use its commercially reasonable efforts to register or qualify the Transfer Restricted Securities or Exchange Securities, as applicable, under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Transfer Restricted Securities covered by a Registration Statement or any Affiliated Market Maker shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders and Affiliated Market Maker, in connection with any filings required to be made with the Financial Industry Regulatory Authority and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder or Affiliated Market Maker to consummate the disposition in each such jurisdiction of such Transfer Restricted Securities owned by such Holder or Exchange Securities by such Affiliated Market Maker; provided, however, that no Issuer shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(e) in the case of a Shelf Registration, notify each Holder of Transfer Restricted Securities, any Affiliated Market Maker, and counsel for the Holders and Affiliated Market Maker promptly and, if requested by any such Holder, Affiliated Market Maker or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, of the issuance by the SEC or any state securities authority of a notification of objection to the use of the form on which the Shelf Registration Statement has been filed, and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in SEC Rule 405, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Transfer Restricted Securities covered thereby, the representations and warranties of the Issuers contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Issuers receive any notification with respect to the suspension of the qualification of the Transfer Restricted Securities or Exchange Securities, as applicable, for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Issuers that a post-effective amendment to a Registration Statement would be appropriate except, in the case of clauses (iv), (v) and (vi), with respect to any event, development or transaction permitted to be kept confidential without the accrual of Additional Interest under Section 2(h) hereof, the Issuers shall not be required to describe such event, development or transaction in the written notice provided;

(f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder and any Affiliated Market Maker of the withdrawal of any such order;

(g) in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Securities or any Affiliated Market Maker, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested). The Issuers shall not, without the prior consent of the Initial Purchasers or any Affiliated Market Maker, make any offer relating to the Securities or the Exchange Securities that would constitute a “free-writing prospectus,” as defined in SEC Rule 405;

(h) in the case of a Shelf Registration, cooperate with the selling Holders of Transfer Restricted Securities or any Affiliated Market Maker to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities or Exchange Securities to be sold and not bearing any restrictive legends and enable such Transfer Restricted Securities or Exchange Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or Affiliated Market Maker may reasonably request at least one Business Day prior to the closing of any sale of Transfer Restricted Securities;

(i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, as promptly as practicable prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities or Exchange Securities, as applicable, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Company agrees to notify the Holders and any Affiliated Market

Maker, and confirm such notice in writing, to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each of the Holders and any Affiliated Market Maker hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and expressly agree to maintain the information contained in such notice confidential (except that such information may be disclosed to its counsel) until it has been publicly disclosed by the Company; notwithstanding the foregoing, the Company shall not be required to amend or supplement a Registration Statement, any related Prospectus or any document incorporated or deemed to be incorporated therein by reference if (i) an event occurs and is continuing as a result of which the Shelf Registration, any related Prospectus or any document incorporated or deemed to be incorporated therein by reference, would, in the Issuers’ good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (with respect to such a Prospectus only, in light of the circumstances under which they were made), and (ii) (a) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Issuers, or (b) the disclosure otherwise relates to a pending material business transaction that has not yet been publicly disclosed; provided, however, that the Issuers may only suspend the offering and sale of Exchange Securities under an Affiliated Market Making Registration Statement pursuant to this clause (i) for a period or periods not in excess of 60 consecutive days or more than three (3) times during any calendar year during which such Affiliated Market Making Registration Statement is required to be effective and usable hereunder (measured from the effective time of such Affiliated Market Making Registration Statement to successive anniversaries thereof);

(j) in the case of a Shelf Registration Statement, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to, the Holders, any Affiliated Market Maker and their respective counsel and make such of the representatives of the Issuers as shall be reasonably requested by the Holders, any Affiliated Market Maker or their respective counsel available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Holders, any Affiliated Market Maker and their respective counsel shall not have previously been advised and furnished a copy or to which the Holders, any Affiliated Market Maker or their respective counsel shall reasonably object on a timely basis, except for any Registration Statement or amendment thereto or related Prospectus or supplement thereto (a copy of which has been previously furnished as provided in the preceding sentence) which counsel to the Company has advised the Issuers in writing is required to be filed in order to comply with applicable law;

(k) obtain a CUSIP number for all Exchange Securities or Transfer Restricted Securities, as the case may be, not later than the effective date of a Registration Statement;

(l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities or Transfer Restricted Securities, as the case may be, cooperate with the Trustee, the Holders and any Affiliated Market Maker to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(m) in the case of a Shelf Registration, make available for inspection upon written request by a representative of the Holders of the Transfer Restricted Securities, any Affiliated Market Maker, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders or any Affiliated Market Maker, at reasonable times and in a reasonable manner, all pertinent financial and other records, pertinent documents and properties of the Issuers as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the respective officers, directors and employees of the Issuers to supply all information reasonably requested by any such representative, Affiliated Market Maker, Underwriter, attorney or accountant in connection with their due diligence responsibilities under a Shelf Registration Statement provided, that each such representative, Affiliated Market Maker, Underwriter, attorney or accountant shall agree in writing that it will keep such information confidential and that it will not disclose any of the information that the Company determines, in good faith, to be confidential and notifies them in writing are confidential unless (i) the disclosure of such information is necessary to avoid or correct a material misstatement or material omission in such Registration Statement or Prospectus, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) the information in has been made generally available to the public other than by any of such persons or its Affiliates; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such person pursuant to clause (i) or (ii) of this sentence in order to permit the Company to obtain a protective order (or waive the provisions of this paragraph (m));

(n) if reasonably requested by any Holder of Transfer Restricted Securities covered by a Registration Statement or any Affiliated Market Maker, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder or Affiliated Market Maker as such Holder or Affiliated Market Maker reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing;

(o) (A) in the case of an Underwritten Offering pursuant to a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Majority Holders) in order to expedite or facilitate the disposition of such Transfer Restricted Securities and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Transfer Restricted Securities with respect to the business of the Issuers and their respective subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same in writing if and when requested, (ii) obtain opinions of counsel to the Issuers (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Transfer Restricted Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “cold comfort” letters from the independent certified public accountants of the Issuers (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by any of the Issuers for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Transfer Restricted Securities, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, include in such underwriting agreement indemnification provisions and procedures no less favorable to the selling Holders and underwriters, if any, than those set forth in Section 5 hereof (or such other provisions and procedures acceptable to the Majority Holders and the underwriters (if any), and (v) deliver such documents and certificates as may be reasonably requested by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuers made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement, and (B) in the case of the offer and sale of Exchange Securities by an Affiliated Market Maker pursuant to an Affiliated Market Making Shelf Registration, use commercially reasonable efforts to enter into such customary agreements and take such other actions in connection therewith (including those reasonably requested by the Affiliated Market Maker) necessary to facilitate the disposition of such Exchange Securities; and

(p) in the case of a Shelf Registration pursuant to Sections 2(b)(iii) or (iv), cause to be delivered a “cold comfort” letter with respect to the Prospectus in the form existing on the Effective Date of the Shelf Registration Statement and with respect to each subsequent amendment or supplement, if any, effected during the period ending on the 180th day following the Effective Date of the Shelf Registration Statement (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement).

In the case of a Shelf Registration Statement, the Company may require each Holder of Transfer Restricted Securities and any Affiliated Market Maker to furnish to the Company such information regarding the Holder or Affiliated Market Maker and the proposed distribution by such Holder of such Transfer Restricted Securities or the proposed offer and sale by such Affiliated Market Maker of such Exchange Securities as the Company may from time to time reasonably request in writing. The Company may exclude from such registration the Transfer Restricted Securities or Exchange Securities of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

In the case of a Shelf Registration Statement, each Holder and any Affiliated Market Maker agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder or Affiliated Market Maker will forthwith discontinue disposition of Transfer Restricted Securities or Exchange Securities pursuant to a Registration Statement until such Holder’s or Affiliated Market Maker’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder or Affiliated Market Maker will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder’s or Affiliated Market Maker’s possession, of the Prospectus covering such Transfer Restricted Securities or Exchange Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Transfer Restricted Securities or Exchange Securities pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders and any Affiliated Market Maker shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

The Holders of Transfer Restricted Securities covered by a Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders.

4.	Participation of Broker-Dealers in Exchange Offer.

(a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

The Issuers understand that, other than the case of a Participating Broker-Dealer which is an Affiliated Market Maker, it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

(b) In light of the above, notwithstanding the other provisions of this Agreement, the Issuers agree that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by one or more Participating Broker-Dealers which is not an Affiliated Market Maker (or other Holders, if any, with similar prospectus delivery obligations under the 1933 Act) as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by such Participating Broker-Dealers which is not an Affiliated Market Maker (or other Holder with a similar prospectus delivery obligation) consistent with the positions of the Staff recited in Section 4(a) above; provided that:

(i) the Issuers shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period exceeding 180 days after the Effectiveness Date of such Exchange Offer Registration Statement (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers (or other Holders with a similar prospectus delivery obligation) shall not be authorized by the Issuers to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

(ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request in writing to the Issuers by one or more persons who certify to the Issuers in writing that they anticipate that they will be Participating Broker-Dealers or otherwise subject to a similar prospectus delivery obligation under the 1933 Act; and provided further that, in connection with such application of the Shelf Registration procedures set forth in

Section 3 to an Exchange Offer Registration, the Issuers shall be obligated (x) to deal only with one entity representing such Participating Broker-Dealers and such other Holders subject to a prospectus delivery obligation, which shall be Barclays Capital Inc. unless it elects not to act as such representative and (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers and such other Holders subject to a prospectus delivery obligation.

5.	Indemnification.

(a) The Issuers agree, jointly and severally, to indemnify and hold harmless each Holder of the Securities, any Affiliated Market Maker, any Participating Broker-Dealer and each person, if any, who controls such Holder, such Affiliated Market Maker, or such Participating Broker-Dealer within the meaning of the 1933 Act or the 1934 Act (each Holder, any Affiliated Market Maker, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or “issuer free writing prospectus,” as defined in Commission Rule 433 (“Issuer FWP”) relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Issuers shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder or any Affiliated Market Maker and furnished to the Issuers by or on behalf of such Holder or any Affiliated Market Maker specifically for inclusion therein; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Issuers shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the 1933 Act or the 1934 Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b) Each Holder and any Affiliated Market Maker, severally and not jointly, will indemnify and hold harmless the Issuers and each person, if any, who controls an Issuer within the meaning of the 1933 Act or the 1934 Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Issuers or any such controlling person may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder or any Affiliated Market Maker and furnished to the Issuers by or on behalf of such Holder or any Affiliated Market Maker specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Issuers for any legal or other expenses reasonably incurred by the Issuers or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder or Affiliated Market Maker may otherwise have to the Issuers or any of their respective controlling persons.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Transfer Restricted Securities, pursuant to the Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Transfer Restricted Securities or Exchange Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Transfer Restricted Securities or Exchange Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls an Issuer within the meaning of the 1933 Act or the 1934 Act shall have the same rights to contribution as the Issuers.

(e) The agreements contained in this Section 5 shall survive the sale of the Transfer Restricted Securities or Exchange Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

6.	Miscellaneous.

(a) No Inconsistent Agreements. None of the Issuers has entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Transfer Restricted Securities or any Affiliated Market Maker unless consented to in writing by such Holder or Affiliated Market Maker, as applicable. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities or any Affiliated Market Maker whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being sold pursuant to such Registration Statement or such Affiliated Market Maker, as applicable.

(c) Notices. All communications hereunder will be in writing and, if sent to the Initial Purchasers will be mailed, delivered, telegraphed or sent by facsimile and confirmed c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Issuers, will be mailed, delivered, telegraphed or sent by facsimile and confirmed to them at DS Waters Enterprises, Inc., 5660 New Northside Drive, Atlanta, Georgia 30328, Attention: Chief Legal Officer; provided, however, that any notice to the Initial Purchasers pursuant to Section 7 will be mailed, delivered, telegraphed or sent by facsimile and confirmed to such Initial Purchaser.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Trustee (in its capacity as Trustee under the Indenture or acting on behalf of the Holders pursuant to this Agreement) shall have no liability or obligation to either (i) the Issuers with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement or (ii) any Holder with respect to any failure by the Issuers to comply with, or any breach by the Issuers of, any of the obligations of the Issuers under this Agreement.

(e) Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(f) Third Party Beneficiary. The Holders and any Affiliated Market Maker shall be third party beneficiaries to the agreements made hereunder between the Issuers, on the one hand, and the Trustee, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. The internal laws of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto without giving effect to conflicts of laws, rules or principles.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DS WATERS OF AMERICA, INC.

By:	/s/ Thomas J. Harrington
	Name:	Thomas J. Harrington
	Title:	Chief Executive Officer and President

DS WATERS ENTERPRISES, INC.

By:	/s/ Thomas J. Harrington
	Name:	Thomas J. Harrington
	Title:	Chief Executive Officer and President

CRYSTAL SPRINGS OF ALABAMA HOLDINGS, LLC

By: DS Waters of America, Inc.,
its sole member

By:	/s/ Thomas J. Harrington
	Name:	Thomas J. Harrington
	Title:	Authorized Signatory

POLYCYCLE SOLUTIONS, LLC

By: DS Waters of America, Inc.,
its sole member

By:	/s/ Thomas J. Harrington
	Name:	Thomas J. Harrington
	Title:	Authorized Signatory

[Registration Rights Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sean A. Gardner
	Name:	Sean A. Gardner
	Title:	Director

BARCLAYS CAPITAL INC.

By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Managing Director

JEFFERIES LLC

By:	/s/ Craig Zaph
	Name:	Craig Zaph
	Title:	Managing Director

As Representatives of the
several Initial Purchasers

[Signature Page to Registration Rights Agreement]

ANNEX I

LIST OF GUARANTORS

Entity	Jurisdiction of Organization

DS Waters Enterprises, Inc.	Delaware

Crystal Springs of Alabama Holdings, LLC	Delaware

PolyCycle Solutions, LLC	Delaware